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                                                                   EXHIBIT 10.15

                               VOTING AGREEMENT

     VOTING AGREEMENT dated September 11, 1998, by and among Knoll, Inc., a Delaware corporation (the "Company"); Warburg, Pincus Ventures, L.P., a Delaware
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limited partnership ("Ventures"); and Warburg, Pincus & Co., a New York general
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partnership ("Warburg").  Certain terms used in this Agreement are defined in
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Section 1 below.

     WHEREAS, Ventures and the other Warburg Holders currently hold less than 49.9% of the issued and outstanding common stock, par value $.01 per share, of the Company (the "Common Stock"), which is the only Voting Stock now
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outstanding; and

     WHEREAS, the Company has announced that it has authorized the purchase, from time to time, of up to 3,000,000 shares of Common Stock (the "Announced
                                                                   ---------
Repurchase"), which purchases could have the effect of increasing the percentage
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of the Common Stock owned by Ventures and the other Warburg Holders to over
49.9% of the shares of Common Stock issued and outstanding; and

     WHEREAS, the parties hereto desire that, whether or not all or any portion of the Announced Repurchase is consummated, Ventures and the other Warburg Holders not exercise voting power with respect to Common Stock currently held by them that exceeds 49.9% of the Total Voting Power;

     NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.   Certain Definitions.  As used in this Agreement, the following words
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shall have the following meanings:

     (a)  "Proposal" shall mean any matter as to which a Vote is taken.
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     (b)  "Specified Share Limitation Number" shall mean, with respect to the
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Vote on any Proposal, the difference between (x) 49.9% of the Total Voting Power and (y) the number of Votes cast or given by the Warburg Holders other than Ventures.

     (c)  "Specified Shares" shall mean the 20,709,922 shares of Common Stock
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owned by Ventures as of the date of this Agreement.

     (d)  "Total Voting Power" shall mean, with respect to any Proposal, the
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total number of Votes that may be Voted on such Proposal.
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     (e)  "Vote" shall mean a vote of the shares of Voting Stock at a meeting of
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the stockholders of the Company (or one or more classes thereof), or a written consent procedure in respect of Voting Stock in lieu of a vote at a meeting of the stockholders of the Company (or one or more classes thereof). "Vote" shall
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also mean a vote cast or written consent given in respect of a share of Voting
Stock.  Correlative terms shall have meanings consistent with the foregoing.

     (f)  "Voting Stock" shall mean, with respect to any Proposal, the shares of
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capital stock of the Company that have Voting rights with respect to such
Proposal.

     (g)  "Warburg Holders" shall mean Ventures and any affiliate of Ventures,
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including, without limitation, Warburg and each of its partners.  As used herein, "affiliate" shall have the meaning given to it by Rule 12b-2 under the
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Securities Exchange Act of 1934, as amended.

     2.   Voting by Ventures.  The parties hereto agree that, in any Vote for
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which the record date or effectiveness date falls during the term of this
Agreement, the number of Votes cast or given by Ventures in respect of the Specified Shares shall be limited to the Specified Shares Limitation Number. Votes by Ventures of any Specified Shares in excess of the Specified Shares Limitation Number shall (notwithstanding the manner in which such excess Specified Shares shall have been Voted) be recorded as Votes for or against the Proposal, or in abstention, in the same proportions as shares of Voting Stock held by holders other than the Warburg Holders are Voted for or against the Proposal, or in abstention.

     3.   Cooperation.  The parties hereto agree to use their respective best
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efforts to provide information to each other and to take such other steps as may be reasonably necessary or appropriate to effectuate the provisions of this Agreement.

     4.   Term.  This Agreement shall continue in full force and effect for a
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period of six months from the date hereof, and shall continue in full force and effect thereafter until such time as Ventures shall deliver to the Company a written notice of termination stating that the Specified Shares constitute less than 49.9% of the Common Stock then outstanding.

     5.   Transfer Rights Unaffected.  Nothing in this Agreement shall affect
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the right of any Warburg Holder to transfer any shares of Voting Stock to any person, including to any other Warburg Holder.

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     6.   Notices.  All notices or other communications under this Agreement
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shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or such other address for a party as shall be specified in a notice given in accordance with this Section 6):

               If to the Company:

               Knoll, Inc.
               1235 Water Street
               East Greenville, PA
               Attention:  Patrick A. Milberger
               Facsimile:  215-679-1013

               If to Ventures or Warburg:

               Warburg, Pincus Ventures, L.P. and
               Warburg, Pincus & Co.
               466 Lexington Avenue
               New York, NY  10017
               Attention:  Jeffrey A. Harris
               Facsimile No.:  212-984-0077

     7.   Entire Agreement.  This Agreement constitutes the entire agreement
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among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     8.   Specific Performance.  The parties hereto agree that irreparable
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damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.   Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws.

     10.  Headings.  Headings of the Sections of this Agreement are for the
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convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

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     11.  Counterparts.  This Agreement may be executed by the parties hereto in
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separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                        KNOLL, INC.


                                        By /s/ Douglas J. Purdom
                                          --------------------------------------
                                             Name:  Douglas J. Purdom
                                             Title: Senior Vice President &
                                                    Chief Financial Officer


                                        WARBURG, PINCUS VENTURES, L.P.
                                        By:  Warburg, Pincus & Co.
                                        Its:  General Partner


                                        By /s/ Jeffrey A. Harris
                                          --------------------------------------
                                             Name:  Jeffrey A. Harris
                                             Title: Managing Director


                                        WARBURG, PINCUS & CO.


                                        By /s/ Jeffrey A. Harris
                                          --------------------------------------
                                             Name:  Jeffrey A. Harris
                                             Title: Managing Director

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